UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 21, 2011

JAMES RIVER COAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On Tuesday, June 21, 2011, James River Coal Company (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Richmond, Virginia.  There were 35,521,434 shares of common stock, $0.01 par value per share (the “Common Stock”) of the Company outstanding and entitled to vote as of May 13, 2011, the record date for the Annual Meeting.  Each share of Common Stock entitled the holder thereof to one vote.  There were present at the Annual Meeting, in person or by proxy, holders of 32,917,916 shares representing 92.67% of the Common Stock entitled to vote at the Annual Meeting.

The Board of Directors’ nominee for director of the Company was elected.  The elected director’s term will expire in 2014.  The director of the Company was elected with the following votes:

Name	For	Withheld	Non-Votes
Alan F. Crown	25,762,771	859,446	6,295,699

The non-binding resolution to approve the compensation of the Company’s named executive officers was approved.  The shareholders vote was approved on an advisory basis with the following votes:

For	Against	Abstain	Non-Votes
26,288,218	288,930	45,069	6,295,699

A non-binding resolution to determine the frequency (every one, two or three years) of future advisory votes on executive compesnation was voted on by the shareholders.  The shareholders voted, on an advisory basis, in favor of holding future advisory votes on executive compensation every year with the following votes:

One	Two	Three	Abstain	Non-Votes
22,554,181	592,171	3,437,943	37,922	6,295,699

The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011 was ratified with the following votes:

For	Against	Abstain	Non-Votes
32,577,951	297,449	42,516	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY (Registrant) By: /s/ Samuel M. Hopkins II Samuel M. Hopkins II Vice President and Chief Accounting Officer

Date:  June 23, 2011